Exhibit 32.2

Certification of CFO Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Orange County Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2026 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2026	By:	/s/ Michael Lesler
	Name:	Michael Lesler
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)